UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

NUSTAR ENERGY L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 N. Loop 1604 West San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Simultaneously with the closing of the acquisition of CITGO Asphalt Refining Company’s asphalt operations and assets (East Coast Asphalt Operations) described in Item 2.01 below, NuStar Marketing LLC (NuStar Marketing), a wholly-owned subsidiary of NuStar Energy L.P. (NuStar Energy), entered into a Crude Oil Sales Agreement, dated effective as of March 1, 2008, with PDVSA-Petróleo S.A., an affiliate of Petróleos de Venezuela S.A., the national oil company of the Bolivarian Republic of Venezuela (PDVSA).

The Crude Oil Sales Agreement requires PDVSA to supply and requires NuStar Marketing to purchase an average of 50,000 barrels per day of Boscán crude oil and 25,000 barrels per day of Bachaquero BCF-13 crude oil. Annual deliveries of BCF-13 and Boscán crude oil will be seasonally adjusted, with a larger volume between May and August when the demand for asphalt is higher. Pricing of each grade of crude oil is determined by a market-based pricing formula using published market indices, subject to adjustment based on the price of Mexican Maya crude oil. The Crude Oil Sales Agreement has an initial term of seven years, which will automatically renew thereafter for successive two-year terms unless terminated by either party.

The above description of the material terms of the Crude Oil Sales Agreement is not a complete statement of the parties’ rights and obligations with respect to such transaction. The above description is qualified in its entirety by reference to the Crude Oil Sales Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibits 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 20, 2008, NuStar Asphalt Refining, LLC, a wholly-owned subsidiary of NuStar Energy, closed its previously announced acquisition of the East Coast Asphalt Operations for $450 million, plus inventory of approximately $360 million, subject to post-closing adjustment. The East Coast Asphalt Operations consist of two asphalt refineries, one located in Paulsboro, New Jersey and the other in Savannah, Georgia, which supply a network of 23 terminals throughout the U.S. East Coast with asphalt cement and related products. In addition to the refineries, NuStar Energy acquired three terminals and terminal storage agreements for storage in 15 third-party terminals, capable of storing 4.8 million barrels of asphalt.

The East Coast Asphalt Operations’ facilities are located in the largest asphalt demand hub in the United States. The Paulsboro, New Jersey refinery and terminal is capable of processing 74,000 barrels per day of Venezuelan crude oil and has a total storage capacity of 3.4 million barrels. Asphalt production is sold via the on-site rack system. The Savannah, Georgia refinery and terminal is the only refinery and asphalt producer in the Southeast United States and is capable of processing 30,000 barrels per day of Venezuelan crude oil with a total storage capacity of 1.2 million barrels. Asphalt production is sold via the on-site rack system and is shipped to ten terminals in the Southeast United States. The Wilmington, North Carolina terminal has a total storage capacity of 240,000 barrels.

The East Coast Asphalt Operations’ products include:

•

asphalt cement, which supplies U.S. customers with 4.8 million tons on an annual basis and of which, in 2006, 4.2 million tons was paving asphalt and 0.6 million tons was roofing flux, a specialty asphalt grade utilized in the manufacture of construction roofing materials;

•

polymer modified asphalt produced at both refineries, which is sold out of eight terminals and is predominantly used for high performance pavements at major international airports on the East Coast as well as NASCAR tracks and the New York City Port Authority; and

•

light products, including naphtha, vacuum gas oil and marine diesel oil, which are marketed as feedstock to complex refineries in the East Coast and Gulf Coast regions and represent approximately 33% of the East Coast Asphalt Operation’s refinery production.

In 2006, the East Coast Asphalt Operations served over 295 customers in the road construction and building materials industries, with no single customer representing more than 8% of total volume sales.

In connection with the closing of the East Coast Asphalt Operations, a subsidiary of NuStar Energy entered in the Crude Oil Sales Agreement described in Item 1.01 above, as well as an Asphalt Sales Agreement, which requires PDVSA to provide NuStar Energy with a right of first offer to purchase up to 4,000,000 barrels of paving grade asphalt and 4,750,000 barrels of roofing flux asphalt of any asphalt exports by PDVSA during each year for marketing and sale (although no barrels of asphalt are guaranteed). Pricing for each grade of asphalt is based on prices published by Poten & Partners less an adjustment for deemed freight costs.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective March 20, 2008, NuStar Logistics, L.P. (NuStar Logistics), a wholly owned subsidiary of NuStar Energy, NuStar Energy, the lenders party thereto, and JPMorgan Chase Bank N.A., as Administrative Agent, entered into a new unsecured $124 million term loan credit agreement dated as of February 1, 2008 (Term Loan Credit Agreement). Also on March 20, 2008, NuStar Logistics borrowed all $124 million available under the Term Loan Credit Agreement to fund a portion of the purchase price of the acquisition of the East Coast Asphalt Operations. NuStar Logistics’ obligations under the Term Loan Credit Agreement are guaranteed by NuStar Energy and Kaneb Pipe Line Operating Partnership, L.P., a wholly owned subsidiary of NuStar Energy.

The terms of the Term Loan Credit Agreement are substantially similar to the terms of NuStar Logistics’ 5-year revolving credit facility (2007 Revolving Credit Agreement), with the exception that:

•

the Term Loan Credit Agreement is subject to mandatory prepayment upon the issuance by NuStar Energy or certain of its subsidiaries of any equity interests, hybrid equity securities, convertible securities or indebtedness;

•	the interest rate margin for eurodollar and base rate loans contained in the Term Loan Credit Agreement is greater than that contained in the 5-year revolving credit facility;

•	NuStar Logistics must pay a 0.050% fee on the principal amount of any loans outstanding under the term credit facility on April 1, 2008; and

•	the Term Loan Credit Agreement contains a cross-default provision to NuStar Logistics’ 2007 Revolving Credit Agreement.

The maturity date of the Term Loan Credit Agreement is June 15, 2008.

For a description of the terms of NuStar Logistics’ 2007 Revolving Credit Agreement, please see NuStar Energy’s Annual Report on Form 10-K for the year ended December 31, 2007, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—2007 Revolving Credit Agreement.”

On March 20, 2008, NuStar Logistics’ borrowings under the term credit facility were $124 million.

Item 9.01	Financial Statements and Exhibits

(a) The financial statements that will be required in connection with the Acquisition of the East Coast Asphalt Operations are not included in this Current Report on Form 8-K. NuStar Energy will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(b) The financial statements that will be required in connection with the Acquisition of the East Coast Asphalt Operations are not included in this Current Report on Form 8-K. NuStar Energy will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(c)	10.1	Crude Oil Sales Agreement between NuStar Marketing LLC and PDVSA-Petróleo S.A., an affiliate of Petróleos de Venezuela S.A., the national oil company of the Bolivarian Republic of Venezuela, dated effective as of March 1, 2008.

	10.2	Term Loan Credit Agreement dated as of February 1, 2008 among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent

	10.3.	Notice of Effectiveness, dated March 20, 2008

	10.4	Amendment to Sale and Purchase Agreement dated January 10, 2008, by and between CITGO Asphalt Refining Company and NuStar Asphalt Refining, LLC.

	10.5	Second Amendment to Sale and Purchase Agreement dated March 20, 2008, by and between CITGO Asphalt Refining Company and NuStar Asphalt Refining, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: March 25, 2008			By:	/s/ Amy L. Perry
Amy L. Perry, Assistant Secretary

Exhibit Index

10.1	Crude Oil Sales Agreement between NuStar Marketing LLC and PDVSA-Petróleo S.A., an affiliate of Petróleos de Venezuela S.A., the national oil company of the Bolivarian Republic of Venezuela, dated effective as of March 1, 2008.

10.2	Term Loan Credit Agreement dated as of February 1, 2008 among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent

10.3.	Notice of Effectiveness, dated March 20, 2008

10.4	Amendment to Sale and Purchase Agreement dated January 10, 2008, by and between CITGO Asphalt Refining Company and NuStar Asphalt Refining, LLC.

10.5	Second Amendment to Sale and Purchase Agreement dated March 20, 2008, by and between CITGO Asphalt Refining Company and NuStar Asphalt Refining, LLC.